EXHIBIT 5.1

Cantey & Hanger, L.L.P.
801 Cherry Street, Suite 2100
Fort Worth, Texas 76102
817/877-2800
(fax) 817/877-2807

December 21, 2005

QI Systems Inc.
Unit 101, 3820 Jacombs Road
Richmond, British Columbia V6V 1Y6

          Re: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-4 filed by you with the Securities and Exchange Commission (the “Commission”) on December 21, 2005 (as such may be further amended or supplemented, the “Registration Statement”), in connection with the registration of 39,281,385 shares of QI Systems Inc. (the “Company”) common stock (the “Shares”) under the Securities Act of 1933, as amended. The Shares are to be issued to the shareholders of the Company in connection with the Company’s domestication into the State of Delaware. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

          Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any registration statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

Very truly yours,

Cantey & Hanger, L.L.P.

By:	/s/ DEAN A. TETIRICK

Dean A. Tetirick, a Partner